Fushi Copperweld Corrects Administrative Errors in Financial Tables

BEIJING, November 7, 2011 /PRNewswire-Asia-FirstCall/ — Fushi Copperweld, Inc. (Nasdaq: FSIN), the leading global manufacturer and innovator of copper-clad bimetallic wire used in a variety of telecommunication, utility, transportation and other electrical applications, today issued new financial tables that correct certain administrative errors in the tables released with the Company’s earnings announcement for the third quarter of 2011 issued on November 3, 2011.

For the 2011 third quarter and nine-month periods, all financial figures are correct.  However, there are errors which primarily relate to the labeling of certain line items in the Company’s balance sheet and income statement, which were included in the November 3, 2011 earnings release.   For the 2010 prior-year periods, there are also corrections to certain financial figures in the financial statement tables, which are set forth below:

-	Diluted earnings per share for the 2010 nine-month period was $0.93, not $0.94; and
-	End of period cash as of September 30, 2010 was $117.9 million, not $73.8 million as listed on November 3, 2011
-
Gain on cross-currency interest swap derivative for the 2010 nine-month period was $128,861, not a loss of $753,666 as listed on November 3, 2011.  The difference reflects the exclusion of a change in derivative liability – conversion option of $882,527, which was included incorrectly.

The financial statements as filed in the Company’s 8-K filing on November 4, 2011 are accurate and do not need correction.

The corrected tables are attached to this release.

About Fushi Copperweld
Fushi Copperweld Inc., through its wholly owned subsidiaries, Fushi International (Dalian) Bimetallic Cable Co. Ltd., and Copperweld Bimetallics LLC, is the leading manufacturer and innovator of copper-clad bimetallic engineered conductor products for electrical, telecommunications, transportation, utilities and industrial applications. With extensive design and production capabilities, and a long-standing dedication to customer service, Fushi Copperweld is the preferred choice for bimetallic products worldwide.

Safe Harbor Statement
This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as “will” “believes”, “expects” or similar expressions. These forward-looking statements may also include statements about our proposed discussions related to our business or growth strategy, which is subject to change. Such information is based upon expectations of our management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to uncertainties and contingencies beyond our control and upon assumptions with respect to future business decisions, which are subject to change. We do not undertake to update the forward-looking statements contained in this press release. For a description of the risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, see our most recent Annual Report filed with the Securities and Exchange Commission (SEC) on Form 10-K, and our subsequent SEC filings. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at www.sec.gov.

For more information, please contact:

Investors
Jolin Qiao/Investor Relations Officer - Fushi Copperweld Inc
Phone +1.931.433.0482 - E-mail: IR@fushicopperweld.com
Web: www.fushicopperweld.com

- Tables Follow -

	September 30,	December 31,
	2011	2010
	USD	USD
ASSETS
Current assets:
Cash	163,624,276	123,000,338
Accounts receivable, net of allowance for doubtful accounts	73,913,870	65,765,722
Inventories	18,899,317	16,143,922
Advances to suppliers	8,586,217	15,022,976
Prepaid expenses and other current assets	1,042,982	743,206
Total current assets	266,066,662	220,676,164

Property, plant and equipment, net	119,064,234	124,177,512
Intangible assets, net	468,518	577,587
Land use rights, net	13,246,167	13,089,733
Deposits for land use rights	9,957,883	9,623,181
Goodwill	1,788,231	1,669,789
Other non-current assets	518,477	443,397
Total assets	411,110,172	370,257,363
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term bank loan	650,000	650,000
Accounts payable	5,361,105	3,241,428
Accrued expenses and other current liabilities	14,128,367	15,542,111
Total current liabilities	20,139,472	19,433,539
Long-term bank loan	5,200,000	5,687,500
Deferred income tax liabilities	673,470	669,540
Other non-current liabilities	-	65,057
Total liabilities	26,012,942	25,855,636

Shareholders’ equity:

Common stock, $0.006 par value, 100,000,000 shares authorized; 38,204,138 and 38,099,138 shares issued and outstanding as of September 30, 2011 and December 31, 2010, respectively	229,226	228,596
Additional paid-in capital	169,028,404	167,596,792
Retained earnings	166,871,835	140,462,840
Accumulated other comprehensive income	48,967,765	36,113,499
Total shareholders’ equity	385,097,230	344,401,727
Commitments and contingencies	-	-
Total liabilities and shareholders’ equity	411,110,172	370,257,363

	Three-Month Period Ended September 30,		Nine-Month Period Ended September 30,
	2011	2010	2011	2010
	USD	USD	USD	USD

Revenues	74,279,340	66,507,433	219,158,766	195,062,641
Cost of revenues	54,353,890	46,842,955	161,047,950	137,986,750
Gross profit	19,925,450	19,664,478	58,110,816	57,075,891

Selling expenses	1,127,259	1,457,154	3,519,065	4,074,280
General and administrative expenses	5,061,337	3,117,062	15,035,656	10,923,878
Total operating expenses	6,188,596	4,574,216	18,554,721	14,998,158

Income from operations	13,736,854	15,090,262	39,556,095	42,077,733

Interest income	222,852	200,295	663,776	590,236
Interest expense	(116,378)	(120,176)	(340,282)	(697,367)
Gain on cross-currency interest swap derivative	-	-	-	128,861
Loss on extinguishment of HY notes	-	-	-	(2,395,778)
Other expense, net	(757,407)	(176,001)	(1,677,122)	(194,445)
Total other expense, net	(650,933)	(95,882)	(1,353,628)	(2,568,493)

Income before income taxes	13,085,921	14,994,380	38,202,467	39,509,240
Income tax expense	4,137,255	2,072,009	11,793,472	5,197,187

Net income	8,948,666	12,922,371	26,408,995	34,312,053

Other comprehensive income:
Foreign currency translation adjustment, net of nil income taxes	5,322,885	4,433,165	12,854,266	6,198,740

Comprehensive income	14,271,551	17,355,536	39,263,261	40,510,793

Earnings per share:
Basic	0.23	0.34	0.69	0.94
Diluted	0.23	0.34	0.69	0.93

	Nine-Month Period Ended September 30,
	2011	2010
	USD	USD
Cash flows from operating activities:
Net cash provided by operating activities	40,676,212	23,215,333

Cash flows from investing activities:
Payment for acquisitions of Jinchuan and Hongtai	-	(6,375,000)
Cash acquired from acquisitions of Jinchuan and Hongtai	-	901,442
Purchases of property and equipment	(1,160,718)	(1,869,029)
Net cash used in investing activities	(1,160,718)	(7,342,587)

Cash flows from financing activities:
Proceeds from interest-free loans provided by Mr. Li Fu	-	15,000,000
Payment for acquisition of Jinchuan	(4,819,107)	-
Repayment of revolving line of credit	-	(4,033,783)
Proceeds from long-term bank loans	-	6,500,000
Repayment of long-term bank loans	(487,500)	-
Repayment of notes payable	-	(35,600,000)
Proceeds from issuance of common stock	-	59,800,050
Proceeds from exercise of warrants and stock options	628,495	1,207,824
Transaction costs paid in connection with issuance of common stock	-	(3,438,550)
Net cash (used in) provided by financing activities	(4,678,112)	39,435,541

Effect of foreign currency exchange rate changes on cash	5,786,556	1,960,862
Net increase in cash	40,623,938	57,269,149

Cash at beginning of period	123,000,338	60,597,849
Cash at end of period	163,624,276	117,866,998

Supplemental disclosure of cash flow information:
Interest paid	340,282	1,425,833
Income taxes paid	7,665,233	6,161,271
Non-cash investing and financing activities
Accrual for the acquisition of Jinchuan	-	4,819,107
Issuance of common stock in connection with the acquisition of Hongtai	-	2,600,000
Payable for purchase of property and equipment	554,538	314,294